Form 3 Joint Filer Information

Name:					FGS Advisors, LLC

Address:				152 West 57th Street, 24th Floor
					New York, NY 10019

Name:					Firebird Avrora Advisors LLC

Address:				152 West 57th Street, 24th Floor
					New York, NY 10019

Designated Filer:			Firebird Management LLC

Issuer & Ticker Symbol		Global Gold Corporation (GBGC)

Date of Event
	Requiring Statement		11/4/04

Signatures:
						FGS ADVISORS, LLC

						By:  /s/ James Passin
						Name:	James Passin
						Title:	Principal


FIREBIRD AVRORA ADVISORS LLC


By:  /s/ Ian Hague
Name:	Ian Hague
Title:	Principal